Exhibit 10.6

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

NOTICE OF AWARD OF RESTRICTED STOCK UNITS

PERFORMANCE-BASED VESTING

The Corporation hereby awards to Participant, as of the Award Date, Restricted Stock Units representing the number of shares of Common Stock set forth below (the “Award”) under the Corporation’s 2009 Incentive Compensation Plan (the “Plan”). Each Restricted Stock Unit represents the right to receive one share of Common Stock on the date that unit vests in accordance with the express provisions of this Notice, the Plan and the form Restricted Stock Unit Award Agreement for Awards with performance-based vesting requirements (the “Agreement”). The number of shares of Common Stock subject to the Award and the applicable performance-based vesting requirements for those shares are set forth below. The remaining terms and conditions governing the Restricted Stock Units shall be as set forth in the Plan and the Agreement.

AWARD SUMMARY

Participant:

Award Date:

Number of Shares Subject to Award:	_______________ shares of Common Stock (the “Shares”)

Vesting Schedule:	The Shares shall vest upon the attainment of the Performance Objectives set forth in attached Schedule I, provided the Participant continues in Service through the completion of the Measurement Period identified in Schedule I (the “Normal Vesting Schedule”). However, the Shares may also vest in accordance with the vesting provisions of Paragraph 5 of the Agreement.

Issuance Schedule	The Shares in which the Participant vests in accordance with the Normal Vesting Schedule shall be issued, subject to the Corporation’s collection of all applicable Withholding Taxes, on the applicable vesting date specified for those Shares in such Normal Vesting Schedule or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date. The Shares which vest pursuant to Paragraph 5 of the Agreement shall be issued in accordance with the provisions of such Paragraph. The applicable Withholding Taxes are to be collected pursuant to the procedures set forth in Paragraph 7 of the Agreement.

Participant understands and agrees that the Restricted Stock Units are granted subject to and in accordance with the terms of the Plan. Participant further agrees to be bound by the terms of the Plan and the terms set forth in the Agreement attached hereto as Exhibit A. Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

Employment at Will. Nothing in this Notice or in the attached Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, the Plan or in the attached Agreement.

Acceptance by Participant.

(a) To accept this award of Restricted Stock Units, Participant shall log into Participant’s online brokerage account established at the Corporation-designated brokerage firm for Participant’s awards under the Plan and follow the procedure set forth on the brokerage firm’s website to accept the terms of this award. Currently, the Corporation-designated brokerage firm is [            ] and the applicable website is www.[            ].com.

(b) If Participant fails to follow the procedure set forth in the preceding paragraph, and does not notify the Corporation (in accordance with Section 10 of the attached Agreement) within fifteen (15) days following the Award Date that Participant does not wish to accept this award of Restricted Stock Units, then Participant will be deemed to have accepted this award of Restricted Stock Units, and agreed to be bound by the terms of the Plan, this Notice and the attached Agreement.

DATED: ___________________________

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:

Title:

ATTACHMENTS

Exhibit A - Restricted Stock Unit Award Agreement Time-Based Vesting

Exhibit B - Plan Summary and Prospectus

SCHEDULE I

PERFORMANCE OBJECTIVES

AND

MEASUREMENT PERIOD